Exhibit 21
LIST OF SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2021

Entity Name	Jurisdiction of Formation

A. Schulman AG	Switzerland
A. Schulman Belgium BV	Belgium
A. Schulman Canada Ltd.	Canada (Ontario)
A. Schulman Castellon S.L.	Spain
A. Schulman de Mexico S.A. de C.V.	Mexico
A. Schulman del Peru S.A.C.	Peru
A. Schulman Europe GmbH & Co. KG	Germany
A. Schulman Europe International B.V.	Netherlands
A. Schulman Europe Verwaltungs GmbH	Germany
A. Schulman Gainsborough Ltd	United Kingdom
A. Schulman GmbH	Germany
A. Schulman Holdings (France) S.A.S.	France
A. Schulman Inc. Limited	United Kingdom
A. Schulman International Inc.	USA (Delaware)
A. Schulman International Services BV	Belgium
A. Schulman Magyarország Kereskedelmi Korlátolt Felelősségű Társaság	Hungary
A. Schulman Nordic AB	Sweden
A. Schulman Plásticos do Brasil Ltda.	Brazil
A. Schulman Plastics BV	Belgium
A. Schulman Plastics S.r.l.	Italy
A. Schulman Plastics SAS	France
A. Schulman Plastіk Sanayi ve Ticaret Anonim Sirketi	Turkey
A. Schulman Polska Sp. z o.o.	Poland
A. Schulman Real Estate GmbH & Co. KG	Germany
A. Schulman S.A.S.	France
A. Schulman 's-Gravendeel B.V.	Netherlands
A. Schulman Thermoplastic Compounds Limited	United Kingdom
A.Schulman Poznan Sp. Z o.o.	Poland
Al Waha Petrochemical Company	Saudi Arabia
AS Mex Hold S.A. de C.V.	Mexico
AS Worldwide LLC & Cie, S.C.S.	Luxembourg
AS Worldwide, LLC	USA (Delaware)
ASI Investments Holding Co.	USA (Delaware)
Basell (Thailand) Holdings B.V.	Netherlands
Basell Advanced Polyolefins (Dalian) Co. Ltd.	China
Basell Advanced Polyolefins (Suzhou) Co. Ltd.	China

Entity Name	Jurisdiction of Formation

Basell Advanced Polyolefins (Thailand) Company Ltd.	Thailand
Basell Arabie Investissements SAS	France
Basell Asia Pacific Limited	China
Basell Bayreuth Chemie GmbH	Germany
Basell Benelux B.V.	Netherlands
Basell Chemie Köln GmbH	Germany
Basell Germany Holdings GmbH	Germany
Basell Holdings Middle East GmbH	Germany
Basell International Holdings B.V.	Netherlands
Basell International Trading FZE	United Arab Emirates
Basell Moyen Orient Investissements SAS	France
Basell North America Inc.	USA (Delaware)
Basell Orlen Polyolefins Sp. Z.o.o.	Poland
Basell Orlen Polyolefins Sprzedaz Sp. Z.o.o.	Poland
Basell Poliolefinas Iberica S.L.	Spain
Basell Poliolefinas Ltda.	Brazil
Basell Poliolefinas, S. de R.L. de C.V.	Mexico
Basell Poliolefine Italia S.r.l.	Italy
Basell Polyolefin Istanbul Ticaret Limited Sirketi	Turkey
Basell Polyolefine GmbH	Germany
Basell Polyolefines France S.A.S.	France
Basell Polyolefins India Private Limited	India
Basell Polyolefins Korea Ltd.	Korea, Republic Of
Basell Polyolefins UK Limited	United Kingdom
Basell Sales & Marketing Company B.V.	Netherlands
Basell Slovakia s.r.o.	Slovakia (Slovak Republic)
Basell Trading (Shanghai) Co. Ltd.	China
Basell UK Holdings Limited	United Kingdom
Basell UK Ltd.	United Kingdom
BKV GmbH	Germany
BMC Deutschland GmbH	Germany
BMC TetraDURTurkey Plastik Hammadde Kompozit Üretim Sanayi ve Ticaret Limted Şirketi	Turkey
Bora LyondellBasell Petrochemical Co., Ltd.	China
Brindisi Servizi Generali S.c.a.r.l.	Italy
Bulk Molding Compounds do Brasil Industria de Plásticos Reforçados Ltda.	Brazil
Bulk Molding Compounds Mexico, S. de R.L. de C.V.	Mexico
Bulk Molding Compounds, Inc.	United States (Illinois)
Citadel Plastics Mexico Holdings, LLC	USA (Delaware)
Closed Loop Circular Plastics Fund, LP	USA (Delaware)

Entity Name	Jurisdiction of Formation

Compagnie de Distribution des Hydrocarbures SAS	France
Compagnie Petrochimique de Berre SAS	France
Elian S.A.S.	France
EPS Ethylen-Pipeline-Süd Geschäftsführungs GmbH	Germany
EPS Ethylen-Pipeline-Süd GmbH & Co. KG	Germany
Equistar Bayport, LLC	USA (Delaware)
Equistar Chemicals, LP	USA (Delaware)
Equistar GP, LLC	USA (Delaware)
Equistar LP, LLC	USA (Delaware)
Equistar Mont Belvieu Corporation	USA (Delaware)
GSB Sonderabfall-Entsorgung Bayern GmbH	Germany
Guangzhou Basell Advanced Polyolefins Co., Ltd.	China
HGGC Citadel Plastics Holdings, Inc.	USA (Delaware)
HMC Polymers Company Limited	Thailand
Houston Refining LP	USA (Delaware)
HPC Holdings, LLC	USA (Delaware)
I.F.M. S.c.a.r.l.	Italy
Indelpro, S.A. de C.V.	Mexico
Infraserv GmbH & Co. Höchst KG	Germany
Innovación Y Desarrollo en Materiales Avanzados, A.C.	Mexico
Limited Liability Company “LyondellBasell Polyolefins”	Russian Federation
Limited Liability Company A. Schulman	Russian Federation
Louisiana Integrated PolyEthylene JV LLC	USA (Delaware)
LYB (Barbados) SRL	Barbados
LYB Advanced Polymer Solutions Ireland Limited	Ireland
LYB Americas Finance Company LLC	USA (Delaware)
LYB Bayport Ethers LLC	USA (Delaware)
LYB Brazil Holdings LLC	USA (Delaware)
LYB Channelview POTBA LLC	USA (Delaware)
LYB Equistar Holdings LLC	USA (Delaware)
LYB Export Holdings Limited	United Kingdom
LYB Exports Inc.	USA (Delaware)
LYB Finance Company B.V.	Netherlands
LYB International Finance B.V.	Netherlands
LYB International Finance II B.V.	Netherlands
LYB International Finance III, LLC	USA (Delaware)
LYB Ireland Limited	Ireland
LYB Luxembourg S.à r.l.	Luxembourg
LYB Matrixx Holdings Inc.	USA (Delaware)

Entity Name	Jurisdiction of Formation

LYB Premix Holding LLC	USA (Delaware)
LYB Premix LLC	USA (Ohio)
LYB Receivables LLC	USA (Delaware)
LYB Trading Company B.V.	Netherlands
LYB Treasury Services Ltd.	United Kingdom
Lyondell Asia Holdings Limited	Hong Kong
Lyondell Chemical Company	USA (Delaware)
Lyondell Chemical Europe, Inc.	USA (Delaware)
Lyondell Chemical Overseas Services, Inc.	USA (Delaware)
Lyondell Chemical Properties, L.P.	USA (Delaware)
Lyondell Chemical Technology 1 Inc.	USA (Delaware)
Lyondell Chemical Technology Management, Inc.	USA (Delaware)
Lyondell Chemical Technology, L.P.	USA (Delaware)
Lyondell Chemie (PO-11) B.V.	Netherlands
Lyondell Chemie (POSM) B.V.	Netherlands
Lyondell Chemie Nederland B.V.	Netherlands
Lyondell Chimie France SAS	France
Lyondell China Holdings Limited	Hong Kong
Lyondell Greater China Holdings Limited	Hong Kong
Lyondell Greater China Trading Limited	China
Lyondell Japan, Inc.	Japan
Lyondell PO-11 C.V.	Netherlands
Lyondell POJVGP, LLC	USA (Delaware)
Lyondell POJVLP, LLC	USA (Delaware)
Lyondell POTechGP, Inc.	USA (Delaware)
Lyondell POTechLP, Inc.	USA (Delaware)
Lyondell Refining Company LLC	USA (Delaware)
Lyondell Refining I LLC	USA (Delaware)
Lyondell South Asia Pte Ltd	Singapore
LyondellBasell Acetyls Holdco, LLC	USA (Delaware)
LyondellBasell Acetyls, LLC	USA (Delaware)
LyondellBasell Advanced Polymer (Changshu) Co., Ltd.	China
LyondellBasell Advanced Polymer (Dongguan) Co. Ltd.	China
LyondellBasell Advanced Polymers (Malaysia) Sdn. Bhd.	Malaysia
LyondellBasell Advanced Polymers Inc.	USA (Delaware)
LyondellBasell Advanced Polyolefins (Malaysia) Sdn. Bhd.	Malaysia
LyondellBasell Advanced Polyolefins Pty Ltd	Australia
LyondellBasell Australia (Holdings) Pty Ltd	Australia
LyondellBasell Australia Pty Ltd	Australia

Entity Name	Jurisdiction of Formation

LyondellBasell Brasil Ltda.	Brazil
LyondellBasell Canada Inc.	Canada (British Columbia)
LyondellBasell Central Europe Kft.	Hungary
LyondellBasell China Holdings B.V.	Netherlands
LyondellBasell Circular Economy B.V.	Netherlands
LyondellBasell Covestro Manufacturing Maasvlakte V.O.F.	Netherlands
LyondellBasell Disaster Relief Fund	USA (Delaware)
LyondellBasell Egypt LLC	Egypt
LyondellBasell Finance Company	USA (Delaware)
LyondellBasell Holdings France SAS	France
LyondellBasell Hungary Kft	Hungary
LyondellBasell Industries Holdings B.V.	Netherlands
LyondellBasell Industries N.V.	Netherlands
LyondellBasell Investment LLC	USA (Delaware)
LyondellBasell LC Offtake LLC	USA (Delaware)
LyondellBasell Malaysia Sdn. Bhd.	Malaysia
LyondellBasell Polymers (Malaysia) Sdn. Bhd.	Malaysia
LyondellBasell Polyolefin (Shanghai) Co., Ltd.	China
LyondellBasell SCS UK Ltd	United Kingdom
LyondellBasell Services France S.A.S.	France
LyondellBasell Subholdings B.V.	Netherlands
LyondellBasell Taiwan Co., Ltd.	Taiwan
LyondellBasell Transportation Company, LLC	USA (Delaware)
Maiden Lane Investors, Inc.	USA (Ohio)
Natpet Schulman Specialty Plastic Compounds	Saudi Arabia
Ningbo ZRCC Lyondell Chemical Co. Ltd.	China
Ningbo ZRCC LyondellBasell New Material Company Limited	China
OE Insurance Ltd	Bermuda
Oil Casualty Insurance, Ltd.	Bermuda
Oil Insurance Limited	Bermuda
PD Glycol LP	USA (Texas)
PO JV, LP	USA (Delaware)
PO Offtake, LP	USA (Delaware)
PolyMirae Co., Ltd.	Korea, Republic Of
PT LyondellBasell Advanced Polyolefins	Indonesia
PT LyondellBasell Advanced Polyolefins Commercial	Indonesia
PTT Chemical PCL	Thailand
QCP B.V.	Netherlands
QCP Holding B.V.	Netherlands

Entity Name	Jurisdiction of Formation

QCP IP B.V.	Netherlands
Quantum Composites, Inc.	USA (Ohio)
Rayong Olefins Co., Ltd.	Thailand
RIGK GmbH Gesellschaft zur Rückführung industrieller and gewerblicher Kunstoffverpackungen mbH	Germany
San Jacinto Rail Limited	USA (Delaware)
Saudi Ethylene & Polyethylene Company	Saudi Arabia
Saudi Polyolefins Company	Saudi Arabia
SCG ICO Polymers Company Limited	Thailand
Sociedad Espanola De Materiales Plasticos, Semap, S.A.	Spain
Société des Stockages Petroliers du Rhône SA	France
Technology JV, LP	USA (Delaware)
tetra-DUR Kunststoff-Produktion GmbH	Germany
TIVACO S.A.	Belgium
TRV Thermische Rückstandsverwertung GmbH & Co. KG	Germany
TRV Thermische Rückstandsverwertung Verwaltungs-GmbH	Germany
ULSAN PP Co., Ltd.	Korea, Republic Of
YNCORIS GmbH & Co. KG	Germany